Exhibit 99.1

Brunswick Corporation Announces Early Results and Increase of Cash Tender Offer of Outstanding 5.100% Senior Notes due 2052

METTAWA, Ill., Nov. 26, 2025 (GLOBE NEWSWIRE) -- Brunswick Corporation (NYSE: BC) (“Brunswick” or “the Company”) announced today the early results of the previously announced tender offer (the “Offer”) to purchase for cash an aggregate principal amount of its 5.100% Senior Notes due 2052 (the “Notes”). Brunswick has increased the maximum aggregate principal amount subject to purchase pursuant to the Offer from up to an aggregate principal amount of $50,000,000 to up to a maximum aggregate principal amount of $100,000,000 (such increased aggregate principal amount, the “Tender Cap”).

The following table sets forth some of the terms of the Offer:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (Principal Amount)	Reference U.S. Treasury Security(1)	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)(2)	Principal Amount Tendered at Early Tender Deadline
5.100% Senior Notes due 2052	117043 AV1	$300,000,000	$100,000,000	4.750% UST due August 15, 2055	FIT1	175 bps	$50.00	$111,327,000

1.
The applicable page on Bloomberg from which the Dealer Manager named below will quote the bid side price of the Reference U.S. Treasury Security (as shown in the table above). In the above table, “UST” denotes a U.S. Treasury Security.

2.
The Total Consideration (as defined below) for Notes validly tendered (and not subsequently validly withdrawn) prior to or at the Early Tender Deadline (as defined below) and accepted for purchase will be calculated using the fixed spread for the Notes (as specified above) over the yield based on the bid side price of the Reference U.S. Treasury Security (as specified above) and is inclusive of the Early Tender Premium (as defined below). In addition, holders whose Notes are accepted will also receive Accrued Interest (as defined below) on such Notes.

The terms and conditions of the Offer are set forth in the offer to purchase, dated November 12, 2025 (the “Offer to Purchase”), as amended by this press release. The Offer will expire at 5:00 p.m., Eastern Time, on December 11, 2025, unless extended by the Company or the Offer has been earlier terminated (the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date.

As of 5:00 p.m., Eastern Time, on November 25, 2025 (the “Early Tender Deadline”), according to information provided by D.F. King & Co., Inc., the Information and Tender Agent for the Offer, the aggregate principal amount of the Notes set forth in the table above under “Principal Amount Tendered at Early Tender Deadline” had been validly tendered and not validly withdrawn in the Offer. Withdrawal rights for the Notes expired at 5:00 p.m., Eastern Time, on November 25, 2025.

The total consideration (the “Total Consideration”) paid in the Offer for Notes that were validly tendered and not withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield to maturity of the Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase and will include an early tender premium of $50.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 10:00 a.m., Eastern Time, on November 26, 2025. The Company will issue a press release specifying the Total Consideration for the Notes expected to be accepted for purchase on November 26, 2025.

Only holders of Notes who validly tendered and did not validly withdraw their Notes at or prior to the Early Tender Deadline are eligible to receive the Total Consideration for the Notes accepted for purchase. Holders of Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from, and including, the most recent interest payment date for the Notes to, but excluding, the settlement date (the “Accrued Interest”).

Because the aggregate principal amount of all of the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline exceeds the Tender Cap, the Company will not accept for purchase all of the Notes that have been validly tendered and not validly withdrawn and will only accept for purchase the Notes with an aggregate principal amount equal to the Tender Cap. Accordingly, Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline will be subject to proration as described in the Offer to Purchase. The Company will use a proration rate of approximately 90.2% for such Notes and will accept $100,000,000 aggregate principal amount of such Notes for purchase, adjusted for minimum eligible denominations, as permitted by applicable law. The Company expects the settlement of all Notes accepted for purchase to occur on December 1, 2025, subject to all conditions to the Offer having been satisfied or waived, including the Tender Cap.

Since the Offer for the Notes was fully subscribed as of the Early Tender Deadline, the Company will not accept for purchase any Notes validly tendered after the Early Tender Deadline.

Information Relating to the Offer

Wells Fargo Securities, LLC is serving as the dealer manager for the Offer (the “Dealer Manager”). Investors with questions regarding the Offer may contact Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (toll-free) or liabilitymanagement@wellsfargo.com. D.F. King & Co., Inc. is the depositary and information agent for the Offer. Investors with questions regarding the Offer may contact D.F. King & Co., Inc. at (800) 967-5068 (toll-free) (banks and brokers can call (646) 981-1284).

None of Brunswick, its Board of Directors, the Dealer Manager, the depositary and information agent or the trustee or any of their respective affiliates, directors, officers, agents, attorneys or employees with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Offer, and neither Brunswick nor any such other person has authorized any person to make any such recommendation.  Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Offer does not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful.  The full details of the Offer are included in the Offer to Purchase, as amended by this press release.  Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they contain important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling (800) 967-5068 (toll-free) (banks and brokers can call (646) 981-1284).

Forward-Looking Statements

Certain statements in this news release are forward-looking.  Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” “anticipate,” “project,” “position,” “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including rising interest rates, and the amount of disposable income consumers have available for discretionary spending; changes to trade policy and tariffs, including retaliatory tariffs; changes in currency exchange rates; fiscal and monetary policy changes; adverse capital market conditions; competitive pricing pressures; higher energy and fuel costs; managing our manufacturing footprint and operations; loss of key customers; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; adverse weather conditions, climate change events, and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; absorbing fixed costs in production; our ability to meet demand in a rapidly changing environment; public health emergencies or pandemics; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to integrate acquisitions and the risk for associated disruption to  our business; the risk that restructuring or strategic divestitures will not provide business benefits; our ability to identify and complete targeted acquisitions; maintaining effective distribution; dealer and customer ability to access adequate financing; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; risks associated with joint ventures that do not operate solely for our benefit; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.

Additional risk factors are included in Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q.  Forward-looking statements speak only as of the date on which they are made and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes made to this document by wire services or Internet service providers.

About Brunswick

Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond.  Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers, and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include, Mercury Marine, Mercury Racing, MerCruiser, and Flite. Brunswick’s comprehensive collection of parts, accessories, distribution, and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, Attwood and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft and Quicksilver. Our service, digital and shared-access businesses include Freedom Boat Club, Boateka and a range of financing, insurance, and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications.

Headquartered in Mettawa, IL, Brunswick has approximately 15,000 employees operating in more than 25 countries. In 2024, Brunswick was named America’s Best Large Employers for 2024 by Forbes Magazine for the sixth consecutive year in addition to winning more than 100 awards across the enterprise for the third straight year.

Contact Data

Lee Gordon — Chief Communications Officer
M: (904) 860-8848 | O: (847) 735-4003

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